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    As filed with the Securities and Exchange Commission on December 6, 2001

                                                Registration No. 333-88105
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           ---------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------

                             THE WALT DISNEY COMPANY
             (Exact name of registrant as specified in its charter)


DELAWARE                 500 South Buena Vista Street     95-4545390
(State or other          Burbank, California              (I.R.S. Employer
jurisdiction of          91521-9722                       Identification No.)
incorporation or         (Address of Principal
organization)            Executive Offices)

 Infoseek Corporation Amended and Restated 1996 Stock Option/Stock Issuance Plan
      Infoseek Corporation 1998 Employee and Acquisition Nonqualified Stock
                                  Option Plan
      Starwave Corporation Revised 1992 Combined Incentive and Nonqualified
                                Stock Option Plan
            Starwave Corporation 1997 Nonqualified Stock Option Plan
            Amended and Restated Quando, Inc. 1994 Stock Option Plan
    Amended and Restated Webchat Communications, Inc. 1996 Stock Option Plan

                            (Full Title of the Plans)

                             David K. Thompson, Esq.
                Senior Vice President--Assistant General Counsel
                          500 South Buena Vista Street
                            Burbank, California 91521
                                 (818) 560-1000
                     (Name and address of agent for service)

                                    copy to:

                             Morton A. Pierce, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019
                                 (212) 259-8000

                         ------------------------------



                                Page 1 of 3 Pages
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                                EXPLANATORY NOTE

            This Registration Statement as originally filed on November 24, 1999 related to the offering of 12,537,872 shares of the registrant's go.com common stock, par value $0.01 per share (the go.com Common Stock"), issuable under the following plans: (1) Infoseek Corporation Amended and Restated 1996 Stock Option/Stock Issuance Plan, (2) Infoseek Corporation 1998 Employee and Acquisition Nonqualified Stock Option Plan, (3) Starwave Corporation Revised 1992 Combined Incentive and Nonqualified Stock Option Plan, (4) Starwave Corporation 1997 Nonqualified Stock Option Plan, (5) Amended and Restated Quando, Inc. 1994 Stock Option Plan and (6) Amended and Restated Webchat Communications, Inc. 1996 Stock Option Plan (collectively, the "Plans"). An aggregate of 2,478,500 shares of go.com Common Stock were issued pursuant to the Plans.

            In accordance with the terms of the registrant's Amended and Restated Certificate of Incorporation, each share of go.com Common Stock has been converted into 0.19353 shares of the registrant's common stock, par value $0.01 per share (the "Disney Common Stock"). Outstanding options to purchase shares of go.com Common Stock issued pursuant to the Plans are now exercisable for shares of Disney Common Stock. The registrant has filed a Form S-8 Registration Statement (File No. 333-74624) on December 6, 2001 relating to the issuance of Disney Common Stock upon exercise of outstanding options issued under the Plans.

            Accordingly, the registrant hereby deregisters the remaining 10,059,372 shares of go.com Common Stock covered by this Registration Statement.

            As there are no securities being registered in this amendment and the sole purpose of the amendment is to deregister securities, the disclosure requirements under the Securities Act and the requirement for exhibits under Regulation S-K are inapplicable to this filing.



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                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Burbank, State of California, on the 6th day of December, 2001.

                                         THE WALT DISNEY COMPANY

                                         BY: /s/ David K. Thompson
                                            -----------------------------
                                                David K. Thompson
                                                Senior Vice President -
                                                Assistant General Counsel

            Pursuant to the requirements of the Securities Act of 1933, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


                 Signature                    Title                                   Date
                 ---------                    -----                                   ----


                    *                         Chairman of the Board and Chief
----------------------------------------      Executive Officer (Principal
             Michael D. Eisner                Executive Officer)


          /s/ Thomas O. Staggs                Senior Executive Vice President and     December 6, 2001
 ---------------------------------------      Chief Financial Officer (Principal
              Thomas O. Staggs                Financial and Accounting Officer)


DIRECTORS

Reveta F. Bowers*
Judith L. Estrin*
Stanley P. Gold*
George J. Mitchell*
Thomas S. Murphy*
Leo J. O'Donovan, S.J.*
Sidney Poitier*
Robert A. M. Stern*
Andrea L. Van de Kamp*
Raymond L. Watson*
Gary L. Wilson*

BY: /s/ Thomas O. Staggs
   --------------------------
      Thomas O. Staggs
      (Attorney-In-Fact)

December 6, 2001



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